Exhibit 10.5

[Name]

STOCK OPTION AGREEMENT UNDER THE

BEVERLY ENTERPRISES, INC.

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

     This Stock Option Agreement is effective as of the          day of          ,    between BEVERLY ENTERPRISES, INC. a Delaware corporation (the “Corporation”) and          (the “Participant”), a Non-Employee Director of the Corporation under the following terms and conditions:

I.
DEFINITIONS

     Terms capitalized and not defined herein shall have the respective meanings set forth in the Beverly Enterprises, Inc. Non-Employee Directors’ Stock Option Plan, as amended from time to time (the “Plan”).

II.
GRANT OF OPTION

     The Corporation has, on the date(s) set forth on Schedule “A” attached hereto (each such date, hereinafter referred to as a “Grant Date”) granted to Participant the option to purchase, with respect to each Grant Date (each such option herein after referred to as an “Option”), all or any of the number of shares of Stock set forth on Schedule “A” attached hereto and identified next to each Grant Date in accordance with the Plan.

III.
EXERCISE PRICE

     With respect to each Option, the exercise price shall be as set forth on Schedule “A” attached hereto, next to each Grant Date.

IV.
TERM OF OPTION

     With respect to each Option, the expiration date of each Option shall be as set forth on Schedule “A” attached hereto. Notwithstanding the foregoing, no option shall be exercisable after the expiration of ten (10) years from the Grant Date.

V.
EXERCISE OF THE OPTION

     Except as otherwise expressly provided in the Plan, this Option may be exercised during the lifetime of the Participant only by the Participant, and only while the Participant is a Non-Employee Director, and is nontransferable other than by the Participant’s Will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

     This Option must be exercised, in accordance with its terms in writing, on such form or forms as may be prescribed by the Corporation from time to time and made available to the Participant. Such exercise shall become effective upon receipt by the Corporation of the executed form specifying the number of shares to be purchased, accompanied by full payment for the exercise price in cash or shares of Common Stock held by the Participant for more than six months and having a Fair Market Value equal in amount to the exercise price, or partly in cash and partly in shares of Common Stock.

     It shall be a condition to the obligation of the Corporation to issue shares of Common Stock upon exercise of an Option, that the Participant (or any beneficiary or person entitled to act) pay to the Corporation, upon its demand, such amount as may be requested by the Corporation for the purpose of satisfying any liability to withhold Federal, state, local or foreign income or other taxes. Such amount may be paid by the Participant by cash or check or by authorizing the Corporation to withhold shares of Common Stock with a Fair Market Value equal to such Participant’s withholding obligation. If the amount requested is not paid, the Corporation may refuse to issue shares of Common Stock.

IV.
TERMINATION OTHER THAN DEATH OR DISABILITY

     In the event the Participant ceases to be a Non-Employee Director of the Corporation for any reason other than death or disability when no Change of Control has occurred, and such termination occurs prior to the time an Option granted to such Participant has become exercisable, such Option shall terminate with respect to the shares as to which the Option is not then exercisable and all rights of the Participant to such shares shall terminate without further obligation on the part of the Corporation. As regards any Option which is exercisable by the Participant at such time, such Participant must exercise such Option within 90 days following the date the Participant so ceased to be a Non-Employee Director; and, any such Option remaining unexercisable as of the close of such period shall expire.

VII.
DEATH OF PARTICIPANT

     In the event a Participant ceases to be a Non-Employee Director of the Corporation by reason of death, including without limitation in the event that a Participant dies after ceasing to be a member of the Board by reason of disability, any Option granted to such Participant hereunder that has not been fully exercised at the time of the Participant’s death may be exercised at any time within the greater of:

     (1) one year after the date of death, or

     (2) the remainder of the period in which such Participant could have exercised the Option had the Participant not died. In the event any Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased Participant, the Corporation shall be under no obligation to issue Common Stock thereunder unless and until the Corporation is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

VIII.
CHANGE IN CONTROL

     An option granted to any Participant shall become immediately exercisable in full upon a Change in Control.

IX.
CHANGE IN CAPITAL STRUCTURE

     The number and kinds of shares subject to the Option shall be subject to adjustment as provided in the Plan.

X.
GENERAL PROVISIONS

     The Plan provides important details governing all Options under the Plan. The terms and provisions of the Plan are a part of this Stock Option Agreement and shall control over any conflicting terms herein.

     IN WITNESS WHEREOF, the Corporation has caused this Stock Option Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand effective on the date first above written.

BEVERLY ENTERPRISES, INC.

By

– Participant

Social Security Number

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